Exhibit 20

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of October 2, 2005, and December 31, 2004 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

Exhibit 20 (continued)

	CONSOLIDATED BALANCE SHEET
	October 2, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$11.0	$1.2	$78.2	$-	$90.4
Receivables, net	-	150.1	411.4	-	561.5
Inventories, net	-	377.0	201.2	-	578.2
Deferred taxes, prepaids and other current assets	365.8	156.6	17.3	(443.7)	96.0
Total current assets	376.8	684.9	708.1	(443.7)	1,326.1

Property, plant and equipment, at cost	43.4	2,021.4	1,003.1	-	3,067.9
Accumulated depreciation	(16.3)	(1,217.9)	(326.4)	-	(1,560.6)
	27.1	803.5	676.7	-	1,507.3
Investments in subsidiaries	2,062.4	616.9	9.8	(2,689.1)	-
Investments in affiliates	2.9	19.6	43.9	-	66.4
Goodwill	-	340.8	931.9	-	1,272.7
Intangibles and other assets, net	80.4	55.7	67.8	-	203.9
Total Assets	$2,549.6	$2,521.4	$2,438.2	$(3,132.8)	$4,376.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$54.0	$3.3	$138.9	$-	$196.2
Accounts payable	44.4	259.3	205.0	-	508.7
Accrued employee costs	19.0	125.9	30.7	-	175.6
Income taxes payable	-	486.5	101.9	(443.7)	144.7
Other current liabilities	47.8	50.8	39.9	-	138.5
Total current liabilities	165.2	925.8	516.4	(443.7)	1,163.7

Long-term debt	1,165.1	20.8	369.7	-	1,555.6
Intercompany borrowings	217.5	176.9	304.5	(698.9)	-
Employee benefit obligations	152.0	184.8	387.0	-	723.8
Deferred taxes and other liabilities	(25.4)	5.7	72.8	-	53.1
Total liabilities	1,674.4	1,314.0	1,650.4	(1,142.6)	3,496.2

Contingencies
Minority interests	-	-	5.0	-	5.0

Shareholders’ equity:
Convertible preferred stock	-	-	179.6	(179.6)	-
Preferred shareholders’ equity	-	-	179.6	(179.6)	-

Common stock	623.5	726.0	609.8	(1,335.8)	623.5
Retained earnings (deficit)	1,192.1	631.6	(76.7)	(554.9)	1,192.1
Accumulated other comprehensive earnings (loss)	(47.5)	(150.2)	70.1	80.1	(47.5)
Treasury stock, at cost	(892.9)	-	-	-	(892.9)
Common shareholders’ equity	875.2	1,207.4	603.2	(1810.6)	875.2
Total shareholders’ equity	875.2	1,207.4	782.8	(1,990.2)	875.2
Total Liabilities and Shareholders’ Equity	$2,549.6	$2,521.4	$2,438.2	$(3,132.8)	$4,376.4

Exhibit 20 (continued)

	CONSOLIDATED BALANCE SHEET
	December 31, 2004
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$113.8	$0.6	$84.3	$-	$198.7
Receivables, net	0.5	87.0	259.3	-	346.8
Inventories, net	-	402.8	226.7	-	629.5
Deferred taxes and prepaid expenses	323.2	167.6	17.8	(438.0)	70.6
Total current assets	437.5	658.0	588.1	(438.0)	1,245.6

Property, plant and equipment, at cost	39.3	1,932.4	1,002.8	-	2,974.5
Accumulated depreciation	(14.2)	(1,140.2)	(287.7)	-	(1,442.1)
	25.1	792.2	715.1	-	1,532.4
Investment in subsidiaries	1,995.9	680.1	9.8	(2,685.8)	-
Investment in affiliates	2.8	32.9	47.4	-	83.1
Goodwill	-	338.1	1,071.9	-	1,410.0
Intangibles and other assets, net	74.6	53.8	78.2	-	206.6
	$2,535.9	$2,555.1	$2,510.5	$(3,123.8)	$4,477.7
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$9.8	$3.3	$109.9	$-	$123.0
Accounts payable	55.2	218.5	179.3	-	453.0
Accrued employee costs	15.6	168.7	37.9	-	222.2
Income taxes payable	-	450.9	67.7	(438.2)	80.4
Other current liabilities	31.9	30.3	55.5	-	117.7
Total current liabilities	112.5	871.7	450.3	(438.2)	996.3

Long-term debt	1,045.2	22.7	469.8	-	1,537.7
Intercompany borrowings	165.8	382.6	150.5	(698.9)	-
Employee benefit obligations	144.1	150.8	439.4	-	734.3
Deferred taxes and other liabilities	(18.3)	21.1	113.6	-	116.4
Total liabilities	1,449.3	1,448.9	1,623.6	(1,137.1)	3,384.7

Contingencies
Minority interests	-	-	6.4	-	6.4
Shareholders’ equity
Convertible preferred stock	-	-	179.6	(179.6)	-
Preferred shareholders’ equity	-	-	179.6	(179.6)	-
Common stock	610.8	726.0	681.1	(1,407.1)	610.8
Retained earnings	1,007.5	524.2	(124.2)	(400.0)	1,007.5
Accumulated other comprehensive earnings (loss)	33.2	(144.0)	144.0	-	33.2
Treasury stock, at cost	(564.9)	-	-	-	(564.9)
Common shareholders’ equity	1,086.6	1,106.2	700.9	(1,807.1)	1,086.6
Total shareholders’ equity	1,086.6	1,106.2	880.5	(1,986.7)	1,086.6
	$2,535.9	$2,555.1	$2,510.5	$(3,123.8)	$4,477.7

Exhibit 20 (continued)

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended October 2, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$-	$1,217.6	$453.8	$(87.5)	$1,583.9
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	1,062.2	354.4	(87.5)	1,329.1
Depreciation and amortization	0.8	32.5	21.1	-	54.4
Business consolidation costs	-	19.3	-	-	19.3
Selling, general and administrative	(4.1)	39.9	16.8	-	52.6
Interest expense	8.5	9.1	8.1	-	25.7
Equity in results of subsidiaries	(68.9)	-	-	68.9	-
Corporate allocations	(18.7)	16.9	1.8	-	-
	(82.4)	1,179.9	402.2	(18.6)	1,481.1
Earnings (loss) before taxes	82.4	37.7	51.6	(68.9)	102.8
Tax provision	(3.1)	(8.4)	(15.1)	-	(26.6)
Minority interests, net	-	-	(0.2)	-	(0.2)
Equity earnings, net	-	1.2	2.1	-	3.3
Net earnings (loss)	$79.3	$30.5	$38.4	$(68.9)	$79.3

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended October 3, 2004
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$-	$1,144.4	$419.2	$(84.9)	$1,478.7
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	966.4	314.9	(84.9)	1,196.4
Depreciation and amortization	0.5	33.2	23.0	-	56.7
Business consolidation gains	-	(0.7)	(6.0)	-	(6.7)
Selling, general and administrative	10.2	39.0	13.8	-	63.0
Interest expense	0.8	14.7	10.2	-	25.7
Equity in results of subsidiaries	(101.1)	-	-	101.1	-
Corporate allocations	(17.9)	16.1	1.8	-	-
	(107.5)	1,068.7	357.7	16.2	1,335.1
Earnings (loss) before taxes	107.5	75.7	61.5	(101.1)	143.6
Tax provision	(5.8)	(27.6)	(12.9)	-	(46.3)
Minority interests, net	-	-	(0.3)	-	(0.3)
Equity earnings, net	-	1.4	3.3	-	4.7
Net earnings (loss)	$101.7	$49.5	$51.6	$(101.1)	$101.7

Exhibit 20 (continued)

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine Months Ended October 2, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$-	$3,401.5	$1,258.1	$(199.6)	$4,460.0
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	2,943.3	984.9	(199.6)	3,728.6
Depreciation and amortization	2.3	97.5	61.0	-	160.8
Business consolidation costs	-	19.3	8.8	-	28.1
Selling, general and administrative	7.7	112.5	51.4	-	171.6
Interest expense	20.8	29.4	25.6	-	75.8
Equity in results of subsidiaries	(203.0)	-	-	203.0	-
Corporate allocations	(51.5)	46.2	5.3	-	-
	(223.7)	3,248.2	1,137.0	3.4	4,164.9
Earnings (loss) before taxes	223.7	153.3	121.1	(203.0)	295.1
Tax provision	(6.8)	(48.5)	(34.0)	-	(89.3)
Minority interests, net	-	-	(0.7)	-	(0.7)
Equity earnings, net	-	2.6	9.2	-	11.8
Net earnings (loss)	$216.9	$107.4	$95.6	$(203.0)	$216.9

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine Months Ended October 3, 2004
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Net sales	$-	$3,207.7	$1,171.7	$(202.0)	$4,177.4
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	2,715.0	889.4	(202.0)	3,402.4
Depreciation and amortization	1.8	98.8	62.1	-	162.7
Business consolidation gains	-	(0.7)	(6.0)	-	(6.7)
Selling, general and administrative	30.7	114.9	56.2	-	201.8
Interest expense	6.9	40.8	31.3	-	79.0
Equity in results of subsidiaries	(236.4)	-	-	236.4	-
Corporate allocations	(49.6)	44.3	5.3	-	-
	(246.6)	3,013.1	1,038.3	34.4	3,839.2
Earnings (loss) before taxes	246.6	194.6	133.4	(236.4)	338.2
Tax provision	(7.4)	(71.4)	(29.8)	-	(108.6)
Minority interests, net	-	-	(0.8)	-	(0.8)
Equity earnings, net	-	3.1	7.3	-	10.4
Net earnings (loss)	$239.2	$126.3	$110.1	$(236.4)	$239.2

Exhibit 20 (continued)

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine Months Ended October 2, 2005
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$216.9	$107.4	$95.6	$(203.0)	$216.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2.3	97.5	61.0	-	160.8
Business consolidation costs	-	19.3	8.8	-	28.1
Deferred taxes	(7.5)	(21.7)	(29.9)	-	(59.1)
Equity in results of subsidiaries	(203.0)	-	-	203.0	-
Other, net	11.1	(4.9)	(3.2)	-	3.0
Changes in other working capital components	(39.6)	53.6	(78.9)	-	(64.9)
Net cash provided by (used in) operating activities	(19.8)	251.2	53.4	-	284.8

Cash flows from investing activities
Additions to property, plant and equipment	(4.2)	(109.2)	(80.8)	-	(194.2)
Investments in and advances to affiliates, net of dividends	108.6	(141.2)	32.6	-	-
Other, net	(11.1)	2.4	(0.5)	-	(9.2)
Net cash provided by (used in) investing activities	93.3	(248.0)	(48.7)	-	(203.4)

Cash flows from financing activities
Long-term borrowings	155.0	0.4	-	-	155.4
Repayments of long-term borrowings	(40.6)	(3.0)	(46.1)	-	(89.7)
Change in short-term borrowings	52.0	-	37.2	-	89.2
Proceeds from issuance of common stock	28.2	-	-	-	28.2
Acquisitions of treasury stock	(338.6)	-	-	-	(338.6)
Common dividends	(32.3)	-	-	-	(32.3)
Net cash used in financing activities	(176.3)	(2.6)	(8.9)	-	(187.8)

Effect of exchange rate changes on cash	-	-	(1.9)	-	(1.9)

Net change in cash and cash equivalents	(102.8)	0.6	(6.1)	-	(108.3)
Cash and cash equivalents - Beginning of period	113.8	0.6	84.3	-	198.7
Cash and cash equivalents - End of period	$11.0	$1.2	$78.2	$-	$90.4

Exhibit 20 (continued)

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine Months Ended October 3, 2004
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
Cash flows from operating activities
Net earnings (loss)	$239.2	$126.3	$110.1	$(236.4)	$239.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1.8	98.8	62.1	-	162.7
Business consolidation gains	-	(0.7)	(6.0)	-	(6.7)
Deferred taxes	15.8	14.7	(0.6)	-	29.9
Equity in results of subsidiaries	(236.4)	-	-	236.4	-
Other	9.6	(25.4)	(7.8)	-	(23.6)
Changes in working capital components, excluding effects of acquisitions	(65.9)	161.3	(205.1)	-	(109.7)
Net cash provided by (used in) operating activities	(35.9)	375.0	(47.3)	-	291.8

Cash flows from investing activities
Additions to property, plant and equipment	(3.7)	(60.9)	(35.3)	-	(99.9)
Business acquisition, net of cash acquired	-	(17.0)	-	-	(17.0)
Investments in and advances to affiliates, net of dividends	143.7	(299.8)	156.1	-	-
Other	(9.7)	3.7	5.0	-	(1.0)
Net cash provided by (used in) investing activities	130.3	(374.0)	125.8	-	(117.9)

Cash flows from financing activities
Long-term borrowings	-	-	(0.2)	-	(0.2)
Repayments of long-term borrowings	(1.4)	(1.0)	(83.9)	-	(86.3)
Change in short-term borrowings	-	-	15.1	-	15.1
Proceeds from issuance of common stock	24.3	-	-	-	24.3
Acquisitions of treasury stock	(67.8)	-	-	-	(67.8)
Common dividends	(27.8)	-	-	-	(27.8)
Other	-	-	(0.4)	-	(0.4)
Net cash used in financing activities	(72.7)	(1.0)	(69.4)	-	(143.1)

Effect of exchange rate changes on cash	-	-	0.5	-	0.5

Net change in cash and cash equivalents	21.7	-	9.6	-	31.3
Cash and cash equivalents −Beginning of period	8.8	0.9	26.8	-	36.5
Cash and cash equivalents −End of period	$30.5	$0.9	$36.4	$-	$67.8